CONSENT OF
                  INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

UMB Scout Funds (the "Trust")
UMB Bank, n.a.
Kansas City, Missouri

We hereby consent to the use in this Registration Statement under the Securities Act of 1933 and the Investment Company Act of 1940, both on Form N-1A, of our report dated July 26, 2002, accompanying and pertaining to the financial statements of the UMB Scout Equity Index Fund, UMB Scout Technology Fund, UMB Scout Small Cap Fund and UMB Scout Energy Fund, series of UMB Scout Funds, as of June 30, 2002, which is included in such Registration Statement.

                                                                        BKD, LLP

Kansas City, Missouri
October 28, 2002